COUNTRY MUTUAL FUNDS TRUST
FOURTH AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of the 24TH day of April, 2007, to the Fund Administration Servicing Agreement, dated as of the 28th day of April, 2003, as amended as of July 21, 2003, May 1, 2006 and July 28, 2006 (the "Agreement"), is entered by and between COUNTRY MUTUAL FUNDS TRUST, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Fund Administration Servicing Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of said Agreement; and

WHEREAS, Paragraph 6 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

COUNTRY MUTUAL FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Robert J. McDade	By: /s/ Michael R. McVoy
Name: Robert J. McDade	Name: Michael R. McVoy
Title: Vice President	Title: Sr. Vice President

Exhibit B
to the
Fund Administration Servicing Agreement – COUNTRY Mutual Funds Trust

FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at April, 2007

Annual Fee Based Upon Market Value Per Fund Complex (7-9 Funds in Complex)
♦  Minimum Fee $195,000
♦  7.0 basis points on the first $250 million
♦  6.0 basis points on the next $250 million
♦  5.0 basis points on the next $500 million
♦  4.0 basis points on the balance

Annual Fee Based Upon Market Value Per Fund Complex (5-6 Funds in Complex)
♦  Minimum Fee $110,000
♦  5.5 basis points on the first $250 million
♦  5.0 basis points on the next $250 million
♦  4.0 basis points on the next $500 million
♦  3.0 basis points on the balance

Annual Fee Based Upon Market Value Per Fund Complex (1-4 Funds in Complex)
♦  Minimum Fee $70,000
♦  5.0 basis points on the first $500 million
♦  3.5 basis points on the next $500 million
♦  2.0 basis points on the balance

Technology Out of Pocket
$50,000 billable monthly

Charles River
$20,000 billable monthly

Plus Out-Of-Pocket Expenses– Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services– Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC 15c reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post- performance reporting.

Fees are billed monthly

Exhibit B (continued)
to the
COUNTRY Mutual Funds Trust

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at April, 2007

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*
•  $1,200 per service per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.